Exhibit 4.1

SUZANO AUSTRIA GMBH

U.S.$1,000,000,000 6.000% SENIOR UNSECURED NOTES DUE 2029

Guaranteed by

SUZANO PAPEL E CELULOSE S.A.

REGISTRATION RIGHTS AGREEMENT

New York, New York

September 20, 2018

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

Rabo Securities USA, Inc.

245 Park Avenue

New York, New York 10167

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the Several Initial Purchasers

Dear Sirs:

Suzano Austria GmbH, a company incorporated with limited liability under the laws of the Republic of Austria (the “Company”), proposes to issue and sell to certain purchasers (collectively, the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated

September 17, 2018 (the “Purchase Agreement”), its U.S.$1,000,000,000 6.000% Senior Unsecured Notes due 2029 (the “Securities”) relating to the initial placement of the Securities (the “Initial Placement”), which Securities shall be unconditionally guaranteed (the “Guarantee”) by Suzano Papel e Celulose S.A. (the “Guarantor”).  To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Company and the Guarantor agree with you for your benefit and the benefit of the holders, from time to time, of the Securities (including the Initial Purchasers) (each a “Holder” and, together, the “Holders”), as follows:

1.  Definitions.  Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning set out in Rule 405 of the Act.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean each day which is neither a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to be closed.

“Commission” shall mean the United States Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Prospectus” shall mean the prospectus included in the Exchange Offer Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Securities covered by such Exchange Offer Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Exchange Offer Registration Period” shall mean the period between the issuance of the Securities and the date on which the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, becomes effective, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Exchange Offer Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that  it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

“Guarantee” shall have the meaning set forth in the preamble hereto.

“Guarantor” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Securities, dated as of September 20, 2018, between the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

“Merger” shall mean the merger of shares (incorporação de ações) between the Guarantor and Fibria Celulose S.A. (“Fibria”), pursuant to the voting agreement (Compromisso de Voto e Assunção de Obrigações) entered into on March 15, 2018 by each of Suzano Holding S.A., David Feffer, Daniel Feffer, Jorge Feffer and Ruben Feffer (collectively, the “Suzano Controlling Shareholders”) and Votorantim and BNDESPAR, along with the Guarantor, as intervening party and a merger agreement to be executed by Suzano and Fibria.

“New Securities” shall mean debt securities of the Company identical in all material respects to the Securities (except that the interest rate step-up provisions and the transfer restrictions shall be modified or eliminated, as appropriate), including the Guarantee, to be issued under the Indenture or the New Securities Indenture.

“New Securities Indenture” shall mean an indenture between the Company, the Guarantor and the New Securities Trustee, identical in all material respects to the Indenture (except that the interest rate step-up provisions will be modified or eliminated, as appropriate).

“New Securities Trustee” shall mean a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the New Securities under the New Securities Indenture.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Company to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer and are able to able to make certain representations, in exchange for the Securities, a like aggregate principal amount of the New Securities.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2.  Registered Exchange Offer.  (a)  To the extent not prohibited by any applicable law or applicable interpretations of the Commission, the Company shall, and the Guarantor shall cause the Company to, prepare and file with (or confidentially submit to) the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall, and the Guarantor shall cause the Company to, use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the

Securities Act by the later of (a) 360 days after the date of the original issuance of the Securities, or (b) 30 days after the closing of the Merger.

(b)  Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall, and the Guarantor shall cause the Company to, promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of the Company, acquires the New Securities in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the New Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Securities from and after their receipt without any limitations or restrictions under the Securities Act.

(c)  In connection with the Registered Exchange Offer, the Company shall, and the Guarantor shall cause the Company to:

(i)  mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)  keep the Registered Exchange Offer open for not less than 20 Business Days (or, longer if required by applicable law);

(iii)  use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required, under the Securities Act to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open; and

(v)  comply in all respects with all applicable laws.

(d)  As soon as practicable after the close of the Registered Exchange Offer, the Company shall, and the Guarantor shall cause the Company to:

(i)  accept for exchange all Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)  deliver to the Trustee for cancelation in accordance with Section 4(s) hereof all Securities so accepted for exchange; and

(iii)  cause the New Securities Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e)  Each Holder hereby acknowledges and agrees that any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the prospectus delivery requirement of the Securities Act in connection with any secondary resale transaction which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates.  Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of the consummation of the Registered Exchange Offer:

(i)  any New Securities received by such Holder will be acquired in the ordinary course of business;

(ii)  such Holder will have no arrangement or understanding with any person to participate in the “distribution” of the Securities or the New Securities within the meaning of the Securities Act; and

(iii)  such Holder is not an Affiliate of the Company or if it is an Affiliate, such Holder will comply with the registration and Prospectus delivery requirements of the Securities Act to the extent applicable.

(f)  If, prior to the consummation of the Registered Exchange Offer, any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company shall, and the Guarantor shall cause the Company to, issue and deliver to such Initial Purchaser or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities.  The Company shall use its commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

3.  Shelf Registration.  (a)  If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company and the Guarantor determine upon advice of their counsel that the Company is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated by the later of (a) 360 days after the date of the original issuance of the Securities, or (b) 30 days after the closing of the Merger; (iii) any Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable New Securities in the Registered Exchange Offer other than by reason of such Holder being an Affiliate of the Company; or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not “freely tradeable”; and (y) the requirement that an Exchanging Dealer deliver an Exchange Offer Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not “freely tradeable”), the Company shall, and the Guarantor shall cause the Company to, effect a Shelf Registration Statement in accordance with subsection (b) below.

(b) (i)  The Company shall, and the Guarantor shall cause the Company to, as promptly as practicable, file with (or confidentially submit to) the Commission and thereafter shall use its commercially reasonable efforts to cause to be declared effective under the Securities Act a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii)  The Company shall, and the Guarantor shall cause the Company to, use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”); provided that the Company and the Guarantor may, for a period of up to 60 days in any three-month period, not to exceed 90 days in any twelve-month period, suspend the use of the Prospectus contained in the Shelf Registration Statement if the Board of Directors of the Guarantor reasonably determines that the Shelf Registration Statement is not usable under circumstances relating to corporate developments, public filings with the Commission and similar events.

4.  Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a)  The Company shall, and the Guarantor shall cause the Company to:

(i)  furnish to you, at a reasonable time prior to the filing thereof with (or confidential submission thereof to) the Commission a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing (or confidential submission)) and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments deemed necessary by your counsel;

(ii)  include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii)  if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv)  in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

(b)  The Company and the Guarantor shall use their commercially reasonable efforts to ensure that:

(i)  any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act, the Exchange Act and the rules and the respective regulations thereunder;

(ii)  any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor the Guarantor will be liable for written information furnished to the Company or the Guarantor by or on behalf of any Holder or Initial Purchaser specifically for inclusion therein; and

(iii)  any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantor will be liable for written information furnished to the Company or the Guarantor by or on behalf of any Holder or Initial Purchaser specifically for inclusion therein.

(c)  The Company shall, and the Guarantor shall cause the Company to, advise you, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address, or e-mail address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)  when a Registration Statement and any amendment thereto has been filed with (or confidentially submitted to) the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)  of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)  The Company shall, and the Guarantor shall cause the Company to, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

(e)  The Company shall, and the Guarantor shall cause the Company to, furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)  The Company shall, and the Guarantor shall cause the Company to, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)  The Company shall, and the Guarantor shall cause the Company to, furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h)  The Company shall, and the Guarantor shall cause the Company to, promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)  Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company shall, and the Guarantor shall cause the Company to, arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request provided, however, that in no event shall the Company or the Guarantor be obligated (x) to qualify to do business in any jurisdiction where it is not then so qualified; (y) to take any action that would subject it to service of process in suits or to taxation, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject; or (z) to make any changes to each of its charter or bylaws or similar organizational documents or shareholders’ agreement.

(j)  The Company shall, and the Guarantor shall cause the Company to, cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k)  Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall, and the Guarantor shall cause the Company to, promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, if the Company notifies the Initial Purchasers, the Holders of the Securities and any known participating Broker-Dealer in accordance with paragraphs (c) (i) through (v) of Section (4) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such participating Broker-Dealers shall suspend use of such Prospectus and the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(l)  Not later than the effective date of any Registration Statement, the Company shall, and the Guarantor shall cause the Company to, provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m)  The Company shall, and the Guarantor shall cause the Company to, comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (it being understood that the Issuer may satisfy its obligations under this clause through the filing of its annual report on Form 20-F after such effective date).

(n)  The Company shall, and the Guarantor shall cause the Company to, cause the Indenture or the New Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

(o)  The Company may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement.  The Company may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(p)  In the case of any Shelf Registration Statement, the Company shall, and the Guarantor shall cause the Company to, use its commercially reasonable efforts to enter into such agreements (including if requested an underwriting agreement in customary form) and take all other necessary actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6.

(q)  In the case of any Shelf Registration Statement, the Company and the Guarantor shall, and the Guarantor shall cause the Company to:

(i)  make available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company or of the Guarantor and its subsidiaries as shall be necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is designated by the Company or the Guarantor, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent until such time as (A) such information becomes public (whether by virtue of its inclusion or incorporation by reference in such registration statement or otherwise) or (B) such person shall be requested or required (in writing, by law, regulation or interrogatory, request for information or documents, court order, subpoena, deposition, administrative proceeding, inspection, audit, civil investigative demand or other legal, governmental or regulatory process) to disclose any (provided that to the extent permitted by law, rule and regulation and reasonably practicable, such person shall notify the Issuer of any such request or requirement so that the Issuer may seek, at the Issuer’s expense, a protective order or other appropriate remedy. In the absence of a protective order, other remedy or waiver by the Issuer, such person may disclose such confidential information if it determines in good faith that it is required to do so);

(ii)  cause the Company or the Guarantor’s officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated by the Company or the Guarantor, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent until such time as (A) such information becomes public (whether by virtue of its inclusion or incorporation by reference in such registration statement or otherwise) or (B) such person shall be requested or required (in writing, by law, regulation or interrogatory, request for information or documents, court order, subpoena, deposition, administrative proceeding, inspection, audit, civil investigative demand or other legal, governmental or regulatory process) to disclose any (provided that to the extent permitted by law, rule and regulation and reasonably practicable, such person shall notify the Issuer of any such request or requirement so that the Issuer may seek, at the Issuer’s expense, a protective order or other appropriate remedy. In the absence of a protective order, other remedy or waiver by the Issuer, such person may disclose such confidential information if it determines in good faith that it is required to do so);

(iii)  make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)  obtain opinions of counsel to the Company and the Guarantor and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters (if any), or in the event there are no managing underwriters, the selling Holders of at least a majority in aggregate principal amount of the Securities registered thereunder at the time outstanding, addressed to the managing underwriters (if any) or such Electing Holder or Electing Holders and dated the effective date of such Shelf Registration Statement concerning such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested;

(v)  obtain comfort letters and updates thereof from the independent certified public accountants of the Company and the Guarantor, addressed to managing underwriters (if any), or in the event there are no managing underwriters, use reasonable efforts to have such letters addressed to the selling Holders of Securities registered thereunder, in customary form and covering matters of the type customarily covered in comfort letters issued in connection with primary underwritten offerings; provided that the Company’s independent public accountants may require that the addressees of such comfort letters provide representation letters in customary form and covering matters of the type customarily covered in representation letters issued in connection with such offerings; and

(vi)  deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section shall be performed at (a) the effectiveness of such Registration Statement, (b) each closing under any underwriting or similar agreement as and to the extent required thereunder and (c) the effective date of any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus.

(r)  If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the New Securities, the Company shall, and the Guarantor shall cause the Company to, mark, or cause to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(s)  The Company will, and the Guarantor shall cause the Company to, use its reasonable best efforts if the Securities have been rated prior to the initial sale of such Securities, to confirm that the Securities or the New Securities, as the case may be, covered by a Registration Statement, will be rated.

(t)  In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Fair Practice and the By-Laws of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall, and the Guarantor shall cause the Company to, assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

(i)  if such Rules or By-Laws shall so require, engaging a “qualified independent underwriter” (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities;

(ii)  indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof; and

(iii)  providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

(u)  The Company shall, and the Guarantor shall cause the Company to, use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

5.  Registration Expenses.  The Company and the Guarantor shall, jointly and severally, bear all expenses (other than underwriting discounts and commissions) incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

6.  Indemnification and Contribution.  (a)  The Company and the Guarantor agree to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, taken together with any Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any such Holder or Initial Purchaser specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company or Guarantor may otherwise have.

The Company and the Guarantor also agree to indemnify or contribute as provided in Section 6(d) to Losses of each underwriter of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b)  Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signs such Registration Statement and each person who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of  the Exchange Act, to the same extent as the foregoing indemnity from the Company or the Guarantor to each such Holder, but only with reference to written information relating to such Holder furnished to the Company or the Guarantor by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and only to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have an obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Security or New Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Guarantor shall be deemed to be equal to the sum of (x) the net proceeds set forth in the Final Memorandum under the caption “Use of Proceeds” and (y) the total amount of additional interest which the Company or the Guarantor was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses.  Benefits received by the Initial Purchasers shall be deemed to be equal to the difference between the issue price of the Securities as set forth on the cover of the Final Memorandum and the amount paid for the Securities by the Initial Purchasers as set forth in the Purchase Agreement. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  The amount paid or payable by an indemnifying party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this paragraph (d), no person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section are several and not joint.  For purposes of this Section, each person who “controls” a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company or the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)  The provisions of this Section will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Holder or the Company or the Guarantor or any of the directors, officers, employees, agents or controlling persons referred to in this Section, and will survive the sale by a Holder of Securities or New Securities covered by a Registration Statement.

7.  Underwritten Registrations.  (a)  If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

(b)  No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.  No Inconsistent Agreements.  Neither the Company nor the Guarantor has, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

9.  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantor have obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of New Securities); provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company and the Guarantor shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing (except the foregoing proviso), (i) a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement and (ii) this Agreement may be amended, qualified, modified or supplemented to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement or the Securities or make any other changes herein or therein in a manner which would not adversely affect the interests of the Holders of the Securities.

10.  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, email (with confirmation of receipt to be promptly provided), telecopier or air courier guaranteeing overnight delivery:

(a)  if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to the Representatives.

(b)  if to you, initially at the respective address set forth in the Purchase Agreement;

(c)  if to the Company, initially at its address set forth in the Purchase Agreement; and

(d)  if to the Guarantor, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers, the Company or the Guarantor by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

11.  Successors.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or the Guarantor thereto, Holders of Securities and the New Securities.  The Company and the Guarantor hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto, provided that such Holder shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

12.  Counterparts.  This Agreement may be in signed counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

13.  Headings.  The headings used herein are for convenience only and shall not affect the construction hereof.

14.  Applicable Law.  This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

15.  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

16.  Securities Held by the Company and its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its Affiliates shall be disregarded and deemed not to be outstanding in determining whether such consent or approval was given by the Holders of such required percentage.

17.  Agent for Service; Submission to Jurisdiction; Waiver of Immunities.  The Company and the Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantor waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Guarantor, as applicable, is subject by a suit upon such judgment. The Company and the Guarantor irrevocably appoint Corporation Service Company, located at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, United States, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such authorized agent, and written notice of such service to the Company or the Guarantor, as the case may be, by the person serving the same to the address provided in this Section 17, shall be deemed in every respect effective service of process upon  the Company and the Guarantor, as applicable, in any such suit or proceeding.  The Company and the Guarantor hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company and the Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect so long as any of the Securities shall be outstanding and have not been exchanged for Registered Securities.  To the extent that the Company and the Initial Guarantor or any of their assets or revenues may have or may hereafter become entitled to, or have attributed to such person, any right of immunity, on the ground of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of such person, or any other matter under or arising out of or in connection with this Agreement, such person hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

18.                               Waiver of Right to Trial by Jury. Each of the parties hereby expressly waives, to the fullest extent permitted by applicable law, any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or in any way connected with or related or incidental to the dealings of any of the parties with respect to this Agreement whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each of the parties agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any of the parties may file an original counterpart or a copy of this Section 18 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

19.                               Judgment Currency. Each of the Company and the Guarantor agree to, jointly and severally, indemnify each Initial Purchaser, its officers, partners, members, directors, its affiliates, its selling agents and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Initial Purchaser agrees to indemnify the Company and the Guarantor and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement for which indemnification is provided by any such person and any such judgment or order being paid in a currency (the “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars with the amount of Judgment Currency actually received by the indemnified party. The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of each of the Company and the Guarantor and each Initial Purchaser, and shall continue in full force and effect notwithstanding any such judgment or order. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion of, the relevant currency.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Initial Purchasers.

Very truly yours,

SUZANO AUSTRIA GMBH

By:	/s/ Marcelo Feriozzi Bacci
	Name:	Marcelo Feriozzi Bacci
	Title:	Managing Director

By:	/s/ Carlos Anibal Almeida
	Name:	Carlos Anibal Almeida
	Title:	Managing Director

SUZANO PAPEL E CELULOSE S.A.

By:	/s/ Marcelo Feriozzi Bacci
	Name:	Marcelo Feriozzi Bacci
	Title:	Chief Financial Officer

By:	/s/ Carlos Anibal Almeida
	Name:	Carlos Anibal Almeida
	Title:	Executive Officer

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written for themselves
and on behalf of the several Initial Purchasers.

BNP PARIBAS SECURITIES CORP.

By:	/s/ Marcelo Delmar
	Name:	Marcelo Delmar
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Ana Silva-Klarish
	Name:	Ana Silva-Klarish
	Title:	Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ Mark Tuttle
	Name:	Mark Tuttle
	Title:	Managing Director

RABO SECURITIES USA, INC.			RABO SECURITIES USA, INC.

By:	/s/ Kenneth McGrory		By:	/s/ Nader Pasdar
	Name:	Kenneth McGrory		Name:	Nader Pasdar
	Title:	President		Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Maxim Volkov
	Name:	Maxim Volkov
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

ANNEX A

Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities.  The Company has agreed that,  starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date it will make this Prospectus available upon request to any Broker-Dealer for use in connection with any such resale.  See “Plan of Distribution.”

ANNEX B

Each Broker-Dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available upon request to any Broker-Dealer for use in connection with any such resale.  In addition, until [     ], 20[•], 90 days after the effectiveness of the registration statement, all dealers effecting transactions in the New Securities may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of New Securities by Brokers-Dealers.  New Securities received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Securities.  Any Broker-Dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit resulting from any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

If applicable, add information required by Regulation S-K Items 507 and/or 508. S-K 502(b) legend must appear on the back cover.

ANNEX D

Rider A

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged  in, and does not intend to engage in, a distribution of New Securities and it has no arrangements or understandings with any person to participate in a distribution of the New Securities.  If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.